Exhibit 32.2

CERTIFICATIONS

I, Timothy Sherlock, certify that:

1.	I have reviewed this annual report on Form 10-KSB of ARI Network Services, Inc.;

2.	Based on my knowledge, this annual report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: October 29, 2004

By:	/s/ Timothy Sherlock

By:	Timothy Sherlock
Title:	Chief Financial Officer

This certification accompanies this Annual Report on Form 10-KSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934.